Exhibit 99.1

Distribution Solutions Group Declares Two-for-One Stock Split

FORT WORTH, TEXAS, August 15, 2023 - Distribution Solutions Group, Inc. (Nasdaq: DSGR) (“DSG” or the “Company”) announced today that its Board of Directors has approved and declared a two-for-one split (the “Stock Split”) of the Company’s common stock, $1.00 par value per share (the “Common Stock”). The Stock Split will entitle each stockholder of record as of the close of business on August 25, 2023 to receive one additional share of Common Stock (a “Share”) for each share of Common Stock then held, to be distributed by the Company’s transfer agent Computershare after the close of trading on August 31, 2023. Stockholders do not need to exchange existing stock certificates to receive additional Shares.

Based on the number of shares of Common Stock currently outstanding, the Company will have 46,699,470 shares of Common Stock outstanding on a split-adjusted basis and anticipates the Shares to begin trading on The Nasdaq Global Select Market on a split-adjusted basis at the start of trading hours on September 1, 2023. Any shares of Common Stock purchased between the August 25, 2023, record date and the August 31, 2023, distribution date will come with a “due-bill” entitling the buyer to one additional Share for each share of Common Stock so purchased.

Bryan King, DSG CEO and Chairman of the Board, commented: “We believe that the two-for-one stock split demonstrates our continued confidence in the long-term growth and financial performance of DSG. We anticipate that the adjusted price per share, resulting from the stock split, will help promote new investor interest and continue to enhance our stock’s liquidity in the market. We view this stock split as further evidence of our commitment of enhancing shareholder value, building long-term profitability, and generating incremental cash flow.”

About Distribution Solutions Group, Inc.

DSG is a multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 170,000 customers in several diverse end markets supported by approximately 3,800 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties, expenditures or any problems arising after combining the businesses of Lawson Products, TestEquity and Gexpro Services (the “merger”), which may result in DSG not operating as effectively and efficiently as expected; (ii) the risk that stockholder litigation arising from or in connection with the merger results in significant costs of defense, indemnification and liability; and (iii) other risks and uncertainties relating to the merger, including the risks that DSG may encounter difficulties in fully integrating the business of DSG and Hisco and that DSG may not achieve the synergies contemplated with respect to the merger.

Contacts

Company Contact:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

773-304-5665

Investor Relations Contacts:

Three Part Advisors, LLC

Steven Hooser or Sandy Martin

214-872-2710